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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): October 23, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On October 23, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: October 23, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated October 23, 1996

     MEDIA ALERT; TCSI PREVIEWS NEW APPLICATION SOFTWARE SOLUTIONS FOR THE TELECOM INDUSTRY AT THE NMF EXPO IN BARCELONA, BOOTH #13

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For additional information contact:
     Press Inquiries:
     US - Susan Trainer - +510-837-5503
     Europe - Tom Burgess - +44 149 468 1300

BERKELEY, California - October 23, 1996 - TCSI Corporation (Nasdaq: TCSI), the global provider of software to the telecom industry, announced today that it will be previewing some of its latest software solutions for the telecom industry at the NMF Expo in Barcelona, Spain, scheduled for October 28 through November 1. The TCSI demonstrations will feature the Company's telecom frameworks product, OSP, an advanced software for creating telecom business applications that are robust, scalable, and standards-compliant. In addition, TCSI will be demonstrating some of its application solutions now being supplied to major telecom operators worldwide.

Keith Willetts, founder and President of the NMF and senior vice president for TCSI, will be available as a spokesperson. Anyone interested in a demonstration of TCSI's products can visit the TCSI booth. Interviews with Keith Willetts can be arranged via the TCSI booth or with the press inquiries listed above.

In addition, TCSI will be hosting an executive briefing on the "Practical Implementations of Large-Scale Applications Using TMN Technology" featuring senior TCSI speakers - Tuesday, October 29th, 4:00 - 5:00 p.m., Tibidabo D room of the Princesa Sofia Hotel in Barcelona.

Keith Willetts Background
Keith Willetts has spent more than 25 years in the telecom industry and is considered one of the foremost authorities on network and service management. His pioneering work in management frameworks and technology has lead to a cluster of prestigious awards and the adoption of his ideas within leading international standards.

About NMF
NMF, a worldwide organization dedicated to providing the communications industry with common and consistent approaches to interoperable service and network management, has more than 170 members and operates in more than 30 countries. NMF board members include representatives from thirteen highly respected telecom service providers, computing companies, and telecom equipment suppliers, including AT&T, BT, Bull S.A., Digital Equipment Corporation, Ericsson, GTE, Hewlett-Packard, IBM Corporation, Newbridge Networks Corporation, Nippon Telegraph & Telephone, Nortel, Sun Microsystems Inc., and STET.

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TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's Solution Suites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. Object Services Package (OSP), TCSI's industry leading frameworks and middleware package, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI's software products for the wireless industry include low-power digital signal processing, digital cellular, and base station products that substantially improve the performance of wireless networks and services. TCSI also offers a full range of consulting, customized development, training and support services to compliment all products.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

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